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                                                                    EXHIBIT 12.1

                         SUPERVALU INC. and Subsidiaries
                       Ratio of Earnings to Fixed Charges
                             For Fiscal Years Ended

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(in thousands, except       Restated       Restated       Restated
ratios)                       2002           2001           2000           1999          1998
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
Earnings before
  income taxes              $331,998       $139,590       $445,393       $316,261       $384,780
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Less undistributed
  earnings of less than
  fifty percent owned
  affiliates:                (13,450)        (9,429)        (6,605)        (5,943)        (7,388)
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Earnings before
  income taxes               318,548        130,161        438,788        310,318        377,392
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Interest expense             194,294        212,898        154,482        124,111        133,619
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Interest on operating
  leases                      35,971         29,047         23,838         18,574         18,010
                            --------       --------       --------       --------       --------
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                            $548,813       $372,106       $617,108       $453,003       $529,021
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Total fixed charges          230,265        241,945        178,320        142,685        151,629
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Ratio of earnings to
  fixed charges                 2.38           1.54           3.46           3.17           3.49
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